Exhibit 99.1

FOR IMMEDIATE RELEASE

August 5, 2025

Novanta Announces Financial Results
for the Second Quarter 2025

•
Second Quarter 2025 GAAP Revenue increased 2% to $241 million
•
Second Quarter 2025 GAAP Net Income of $4.5 million
•
Second Quarter 2025 GAAP Diluted Earnings Per Share of $0.12
•
Second Quarter 2025 Adjusted EBITDA of $52 million
•
Second Quarter 2025 Adjusted EPS of $0.76
•
Company updates Full Year 2025 financial guidance

BOSTON, August 5, 2025 -- Novanta Inc. (Nasdaq: NOVT) (“Novanta” or the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the second quarter 2025.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	June 27,	June 28,
	2025	2024
GAAP
Revenue	$241.0	$235.9
Operating Income	$14.9	$25.7
Net Income	$4.5	$13.8
Diluted EPS	$0.12	$0.38
Non-GAAP*
Adjusted Operating Income	$40.7	$41.3
Adjusted Diluted EPS	$0.76	$0.73
Adjusted EBITDA	$52.2	$51.1

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

Second Quarter

“Novanta delivered solid second quarter financial results, meeting or exceeding expectations in revenue, margins, and profitability, while rapidly adapting to the ongoing challenging macroeconomic environment,” said Matthijs Glastra, Chair and Chief Executive Officer of Novanta. “Notably, we achieved 10% growth in bookings, with sequential improvement in the industrial business, and an overall book-to-bill ratio of 1.02 reflecting a strengthening outlook. We are very encouraged by mid-teens revenue growth in our Advanced Surgery and Robotics & Automation businesses, underscoring our strategic focus on high-growth markets and the diversity of our portfolio.”

“Our Novanta team continues to execute effectively using the Novanta Growth System. As a result, we are seeing strong traction from our new product introductions and remain firmly on track to achieving our target of $50 million in new product sales this year. In addition, we secured several significant design wins with global leaders in the medical device and warehouse robotics sectors—key strategic areas that we expect will serve as long-term growth engines for Novanta.”

During the second quarter of 2025, Novanta generated GAAP revenue of $241.0 million, an increase of 2.2% or $5.2 million, versus the second quarter of 2024. The Company’s acquisition activities resulted in a net increase in revenue of $5.3 million, or 2.3%, compared to the second quarter of 2024. Year-over-year changes in foreign currency exchange rates favorably impacted revenue by 2.0% or $4.8 million, during the second quarter of 2025. Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was (2.1)% for the second quarter of 2025 (see “Organic Revenue Growth” in the non-GAAP reconciliations below).

In the second quarter of 2025, GAAP operating income was $14.9 million, compared to $25.7 million in the second quarter of 2024. GAAP net income was $4.5 million in the second quarter of 2025, compared to $13.8 million in the second quarter of 2024. GAAP diluted earnings per share (“EPS”) was $0.12 in the second quarter of 2025, compared to $0.38 in the second quarter of 2024. Diluted weighted average shares outstanding was 36.1 million in the second quarter of 2025.

Adjusted Diluted EPS was $0.76 in the second quarter of 2025, compared to $0.73 in the second quarter of 2024. Adjusted EBITDA was $52.2 million in the second quarter of 2025, compared to $51.1 million in the second quarter of 2024.

Operating cash flow for the second quarter of 2025 was $15.1 million, compared to $41.1 million for the second quarter of 2024. The year-over-year decrease in operating cash flow was primarily driven by the timing of tax payments, and an increase in inventory purchases related to mitigating risks from global trade dynamics as well as the Company’s recent acquisition activities.

Financial Guidance

“In the coming quarters, we expect to drive sequential revenue and profit growth driven by our innovation pipeline, robust customer demand in secular growth markets, and operational discipline,” Matthijs Glastra continued.

For the full year 2025, the Company expects GAAP revenue of approximately $970 million to $985 million. The Company expects Adjusted EBITDA to be in the range of $225 million to $230 million and Adjusted Diluted EPS to be in the range of $3.22 to $3.36. The Company’s guidance assumes no significant changes in foreign exchange rates.

For the third quarter of 2025, the Company expects GAAP revenue of approximately $244 million to $247 million. The Company expects Adjusted EBITDA to be in the range of $57 million to $60 million and Adjusted Diluted EPS to be in the range of $0.78 to $0.85. The Company’s guidance assumes no significant changes in foreign exchange rates.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance. A reconciliation of the Company’s forward-looking Adjusted Gross Profit Margin, Adjusted EBITDA and Adjusted Diluted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including acquisitions and related expenses; impact of purchase price allocations for recently completed acquisitions; future changes in the fair value of contingent considerations; future restructuring expenses; foreign exchange gains/(losses); significant discrete income tax expenses (benefits); benefits or expenses associated with the completion of tax audits; divestitures and related expenses; gains and losses from sale of real estate assets; costs related to product line closures; intangible asset impairment charges and related asset write-offs; and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Tuesday, August 5, 2025 at 10:00 a.m. ET to discuss these results and to provide a business update. To access the call, please dial (888) 346-3959 prior to the scheduled conference call time. Alternatively, the conference call can be accessed online via a live webcast on the Events & Presentations page of the Investors section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call in the Investor Relations section of the Company’s website at www.novanta.com. The replay will remain available until Monday, September 29, 2025.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income, Adjusted Operating Margin, Adjusted Income Before Income Taxes, Adjusted Income Tax Provision/(Benefit) and Effective Tax Rate, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow as a Percentage of Net Income, and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisitions of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Profit Margin are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA, Organic Revenue Growth and Adjusted Gross Profit Margin are used to determine bonus payments for senior management and employees. The Company has also used in the past, and may use in the future, Adjusted Diluted EPS and Adjusted EBITDA as performance targets for certain performance-based restricted stock units. Accordingly, the Company believes that these non-GAAP financial measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance and financial position, including our financial outlook for the full year 2025 and third quarter of 2025; expectations for new product sales; expectations for our end markets and market position; macroeconomic expectations; our competitive position, including our positioning for long-term growth, capital spending and momentum from new product launches; our acquisition strategy; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various important factors, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses, capital expenditures and level of business activities; our dependence upon our ability to respond to fluctuations in product demand; our ability to continuously innovate, to introduce new products in a timely manner, and to manage transitions to new product innovations effectively; customer order timing and other similar factors; disruptions or breaches in security of our or our third-party providers’ information technology systems; risks associated with our operations in foreign countries; our increased use of outsourcing in foreign countries; risks associated with increased outsourcing of components manufacturing; our exposure to increased tariffs, trade restrictions or taxes on our products; our ability to contain or reduce costs; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our business; our ability to attract and retain key personnel; our restructuring and realignment activities; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components and other goods from our suppliers; our failure to accurately forecast component and raw material requirements leading to additional costs and significant delays in shipments; production difficulties and product delivery delays or disruptions; our exposure to extensive medical device regulations, which may impede or hinder the approval, certification or sale of our products and, in some cases, may ultimately result in an inability to obtain approval or certification of certain products or may result in the recall or seizure of previously approved or certified products; potential penalties for violating foreign and U.S. federal and state healthcare laws and regulations; impact of healthcare industry cost containment and healthcare reform measures; changes in governmental regulations related to our business or products; actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards, and other requirements; our failure to implement new information technology systems successfully; changes in foreign currency rates; our failure to realize the full value of our intangible assets; our reliance on original equipment manufacturer customers; the loss of sales, or significant reduction in orders from, any major customers; increasing scrutiny and changing expectations from investors, customers, governments and other stakeholders and third parties with respect to corporate sustainability policies and practices; the effects of climate change and related regulatory responses; our exposure to the credit risk of some of our customers and in weakened markets; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; changes in tax laws and fluctuations in our effective tax rates; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our subsequent filings with the Securities and Exchange Commission. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical, life science, and advanced industrial original equipment manufacturers a competitive advantage. We combine deep proprietary expertise and competencies in precision medicine, precision manufacturing, robotics and automation, and advanced surgery with a proven ability to solve complex technical challenges. This enables Novanta to engineer proprietary technology solutions that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation, the Novanta Growth System, and our customers’ success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com. For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Ray Nash

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	June 27,	June 28,
	2025	2024
Revenue	$241,049	$235,864
Cost of revenue	134,303	132,175
Gross profit	106,746	103,689
Operating expenses:
Research and development and engineering	25,289	23,731
Selling, general and administrative	47,103	44,793
Amortization of purchased intangible assets	6,871	6,907
Restructuring, acquisition, and related costs	12,572	2,543
Total operating expenses	91,835	77,974
Operating income	14,911	25,715
Interest income (expense), net	(5,815)	(8,266)
Foreign exchange transaction gains (losses), net	(2,744)	(264)
Other income (expense), net	(563)	(55)
Income before income taxes	5,789	17,130
Income tax provision (benefit)	1,292	3,375
Net Income	$4,497	$13,755

Earnings per common share:
Basic	$0.12	$0.38
Diluted	$0.12	$0.38

Weighted average common shares outstanding—basic	36,022	35,946
Weighted average common shares outstanding—diluted	36,076	36,092

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	June 27,	December 31,
	2025	2024
ASSETS
Current Assets
Cash and cash equivalents	$109,912	$113,989
Accounts receivable, net	161,202	151,026
Inventories	168,065	144,606
Prepaid expenses and other current assets	22,921	24,027
Total current assets	462,100	433,648
Property, plant and equipment, net	118,876	113,135
Operating lease assets	44,107	42,908
Intangible assets, net	203,630	185,844
Goodwill	649,093	584,098
Other assets	33,263	28,878
Total assets	$1,511,069	$1,388,511
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$5,203	$4,691
Accounts payable	88,973	76,890
Accrued expenses and other current liabilities	87,762	86,210
Total current liabilities	181,938	167,791
Long-term debt	454,037	411,949
Operating lease liabilities	41,086	40,548
Other long-term liabilities	32,562	22,525
Total liabilities	709,623	642,813
Stockholders’ Equity:
Total stockholders’ equity	801,446	745,698
Total liabilities and stockholders’ equity	$1,511,069	$1,388,511

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	June 27,	June 28,
	2025	2024
Cash flows from operating activities:
Net Income	$4,497	$13,755
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,581	14,116
Share-based compensation	7,498	6,231
Deferred income taxes	(2,781)	(4,000)
Other	1,895	4,869
Changes in assets and liabilities which (used)/provided cash, excluding effects from business acquisitions:
Accounts receivable	9,937	5,385
Inventories	(14,196)	(2,805)
Other operating assets and liabilities	(7,359)	3,544
Net cash provided by operating activities	15,072	41,095
Cash flows from investing activities:
Cash paid for business acquisition, net of working capital adjustments	(63,173)	—
Purchases of property, plant and equipment	(3,388)	(4,937)
Net cash used in investing activities	(66,561)	(4,937)
Cash flows from financing activities:
Borrowings under revolving credit facilities	72,805	—
Repayments under term loan and revolving credit facilities	(11,298)	(31,368)
Payments of debt issuance costs	(3,391)	—
Payments of withholding taxes from share-based awards	(518)	(476)
Other financing activities	(2,766)	(179)
Net cash provided by (used in) financing activities	54,832	(32,023)
Effect of exchange rates on cash and cash equivalents	524	813
Increase (decrease) in cash and cash equivalents	3,867	4,948
Cash and cash equivalents, beginning of period	106,045	93,520
Cash and cash equivalents, end of period	$109,912	$98,468

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	June 27,	June 28,
	2025	2024
Revenue
Automation Enabling Technologies	$121,672	$116,729
Medical Solutions	119,377	119,135
Total	$241,049	$235,864

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Reportable Segment (Non-GAAP):

	Three Months Ended
	June 27,	June 28,
	2025	2024
Automation Enabling Technologies
Gross Profit (GAAP)	$58,206	$54,995
Gross Profit Margin (GAAP)	47.8%	47.1%
Amortization of intangible assets	1,330	1,566
Adjusted Gross Profit (Non-GAAP)	$59,536	$56,561
Adjusted Gross Profit Margin (Non-GAAP)	48.9%	48.5%

Medical Solutions
Gross Profit (GAAP)	$49,514	$49,337
Gross Profit Margin (GAAP)	41.5%	41.4%
Amortization of intangible assets	2,890	2,119
Inventory related charges associated with a product line closure	65	2,493
Adjusted Gross Profit (Non-GAAP)	$52,469	$53,949
Adjusted Gross Profit Margin (Non-GAAP)	44.0%	45.3%

Unallocated
Gross Profit (GAAP)	$(974)	$(643)
Adjusted Gross Profit (Non-GAAP)	$(974)	$(643)

Novanta Inc.
Gross Profit (GAAP)	$106,746	$103,689
Gross Profit Margin (GAAP)	44.3%	44.0%
Amortization of intangible assets	4,220	3,685
Inventory related charges associated with a product line closure	65	2,493
Adjusted Gross Profit (Non-GAAP)	$111,031	$109,867
Adjusted Gross Profit Margin (Non-GAAP)	46.1%	46.6%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended June 27, 2025
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision / (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$14,911	6.2%	$5,789	$1,292	22.3%	$4,497	$0.12
Non-GAAP Adjustments:
Amortization of intangible assets	11,091	4.6%	11,091
Restructuring costs	10,221	4.2%	10,221
Acquisition and related costs	2,351	1.0%	2,351
Planning and design phase of the ERP system implementation	1,693	0.7%	1,693
Costs incurred for insurance recovery claim	324	0.1%	324
Inventory related charges associated with a product line closure	65	0.1%	65
Write-off of unamortized deferred financing costs			426
Foreign exchange transaction (gains) losses, net			2,744
Tax effect of non-GAAP adjustments				6,249
Non-GAAP tax adjustments				(293)
Total non-GAAP adjustments	25,745	10.7%	28,915	5,956		22,959	0.64

Adjusted results (Non-GAAP)	$40,656	16.9%	$34,704	$7,248	20.9%	$27,456	$0.76

Weighted average shares outstanding - Diluted							36,076

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted Diluted EPS (Non-GAAP):

	Three Months Ended June 28, 2024
	Operating Income	Operating Margin	Income Before Income Taxes	Income Tax Provision / (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
GAAP results	$25,715	10.9%	$17,130	$3,375	19.7%	$13,755	$0.38
Non-GAAP Adjustments:
Amortization of intangible assets	10,592	4.5%	10,592
Restructuring costs	2,523	1.1%	2,523
Acquisition and related costs	20	0.0%	20
Inventory related charges associated with a product line closure	2,493	1.0%	2,493
Foreign exchange transaction (gains) losses, net			264
Tax effect of non-GAAP adjustments				3,228
Non-GAAP tax adjustments				(48)
Total non-GAAP adjustments	15,628	6.6%	15,892	3,180		12,712	0.35

Adjusted results (Non-GAAP)	$41,343	17.5%	$33,022	$6,555	19.9%	$26,467	$0.73

Weighted average shares outstanding - Diluted							36,092

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	June 27,	June 28,
	2025	2024
Net Income (GAAP)	$4,497	$13,755
Net Income Margin	1.9%	5.8%
Interest (income) expense, net	5,815	8,266
Income tax provision (benefit)	1,292	3,375
Depreciation and amortization	15,581	14,116
Share-based compensation	7,498	6,231
Restructuring, acquisition and related costs	12,091	2,548
Planning and design phase of the ERP system implementation	1,693	—
Costs incurred for insurance recovery claim	324	—
Inventory related charges associated with a product line closure	65	2,493
Other, net	3,307	319
Adjusted EBITDA (Non-GAAP)	$52,163	$51,103
Adjusted EBITDA Margin (Non-GAAP)	21.6%	21.7%

Organic Revenue Growth (Non-GAAP):

Three Months Ended June 27, 2025
Compared to
Three Months Ended June 28, 2024
Reported Revenue Growth/(Decline) (GAAP)	2.2%
Less: Change attributable to acquisitions	2.3%
Plus: Change due to foreign currency	(2.0)%
Organic Revenue Growth/(Decline) (Non-GAAP)	(2.1)%

Net Debt (Non-GAAP):

	June 27,	December 31,
	2025	2024
Total Debt (GAAP)	$459,240	$416,640
Plus: Deferred financing costs	5,838	2,519
Gross Debt	465,078	419,159
Less: Cash and cash equivalents	(109,912)	(113,989)
Net Debt (Non-GAAP)	$355,166	$305,170

Free Cash Flow (Non-GAAP):

	Three Months Ended
	June 27,	June 28,
	2025	2024
Net Cash Provided by Operating Activities (GAAP)	$15,072	$41,095
Less: Purchases of property, plant and equipment	(3,388)	(4,937)
Free Cash Flow (Non-GAAP)	$11,684	$36,158
Net Income (GAAP)	$4,497	$13,755
Net Cash Provided by Operating Activities as a Percentage of Net Income	335.2%	298.8%
Free Cash Flow as a Percentage of Net Income	259.8%	262.9%

Non-GAAP Financial Measures

The following provides additional explanations for non-GAAP financial measures used by the Company, including explanations for certain non-GAAP adjustments that may not be present in the quarterly disclosures included in the current earnings release but have been used by the Company in the two most recent fiscal years. See the tables above for the calculations of the non-GAAP financial measures used in this earnings release.

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP financial measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin excludes amortization of acquired intangible assets because: (i) the amounts are non-cash; (ii) the Company cannot influence the timing and amount of future expense recognition; and (iii) excluding such expenses provides investors and management better visibility into the underlying trends and performance of our businesses. The Company also excludes inventory related charges associated with product line closures as these costs occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin excludes amortization of acquired intangible assets and inventory related charges associated with product line closures for the reasons described above for Adjusted Gross Profit and Adjusted Gross Profit Margin. The Company also excludes restructuring costs, acquisition and related costs, discrete costs related to the planning and design phase of an ERP system implementation, and charges related to an insurance recovery, as the significant charges have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income Before Income Taxes

The calculation of Adjusted Income Before Income Taxes excludes amortization of acquired intangible assets, restructuring, acquisition and related costs, discrete costs related to the planning and design phase of an ERP system implementation, inventory-related charges associated with a product line closure, and charges related to an insurance recovery, for Adjusted Operating Income and Adjusted Operating Margin. The Company also excludes foreign exchange transaction gains (losses) as well as the write-off of costs related to our debt refinancing from the calculation of Adjusted Income Before Income Taxes as the Company cannot fully influence the timing and amount of foreign exchange transaction gains (losses).

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate

Non-GAAP Income Tax Provision/(Benefit) and Effective Tax Rate are calculated based on the Adjusted Income Before Income Taxes by jurisdiction, the applicable tax rates in effect for the respective jurisdictions and the income tax effect of non-GAAP adjustments discussed above. In addition, the Company excludes significant discrete income tax expenses

(benefits) related to releases of valuation allowances and uncertain tax positions not related to current year activity, tax audits, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate.

Adjusted Net Income

Because Income Before Income Taxes is included in determining Net Income, the calculation of Adjusted Net Income also excludes amortization of acquired intangible assets, restructuring, acquisition and related costs, discrete costs related to the planning and design phase of an ERP system implementation, inventory-related charges associated with a product line closure, and charges related to an insurance recovery, the write-off of costs related to our debt refinancing and foreign exchange transaction gains (losses) for the reasons described above for Adjusted Income Before Income Taxes. In addition, the Company excludes (i) significant discrete income tax expenses (benefits) related to releases of valuation allowances and uncertain tax positions, tax audits or amendments to prior year returns, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate; and (ii) the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

Because Net Income is used in the calculation of Diluted EPS, Adjusted Diluted EPS excludes: (i) amortization of acquired intangible assets; (ii) restructuring, acquisition and related costs; (iii) discrete costs related to the planning and design phase of an ERP system implementation; (iv) inventory-related charges associated with a product line closure; (v) charges related to an insurance recovery; (vi) foreign exchange transaction gains (losses); (vii) costs related to our debt refinancing; (viii) significant discrete income tax expenses (benefits) related to releases of valuation allowances, uncertain tax positions, tax audits or amendments to prior year returns, certain changes in tax laws, and acquisition related tax planning actions on the Company’s effective tax rate; and (ix) the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Net Income.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as income before deducting interest (income) expense, income tax provision (benefit), depreciation, amortization, non-cash share-based compensation, restructuring, acquisition and related costs, discrete costs related to the planning and design phase of an ERP system implementation, inventory-related charges associated with a product line closure, and charges related to an insurance recovery, and other non-operating (income) expense items, including foreign exchange transaction (gains) losses, costs related to our debt refinancing and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow and Free Cash Flow as a Percentage of Net Income

The Company defines Free Cash Flow as net cash provided by operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sales of property, plant and equipment. Free Cash Flow as a Percentage of Net Income is defined as Free Cash Flow divided by Net Income. Management believes these non-GAAP financial measures are important indicators of the Company’s liquidity as well as its ability to service its outstanding debt and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

* * * *